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                                    EXHIBIT 2

                             JOINT FILING AGREEMENT


                 In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on
Schedule 13D (including amendments thereto) with respect to the common shares of beneficial interest, par value $.01 per share (the "Shares"), of Atlantic Realty Trust, a Maryland real estate investment trust, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 21st day of May 1997.

                               KIMCO REALTY CORPORATION


                               By:/s/ Milton Cooper
                                    Name: Milton Cooper
                                    Title: Chairman and Chief Executive Officer


                               KIMCO REALTY SERVICES, INC.


                               By:/s/ Milton Cooper
                                    Name: Milton Cooper
                                    Title: President




                               /s/ Milton Cooper
                               MILTON COOPER